                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT
                    Entered into this __ day of _____ , 2004

This Employment Agreement (together with its appendices: the "AGREEMENT"), dated as of July 1, 2004, between ORMAT Technologies, Inc., a Delaware corporation
("EMPLOYER"), and Lucien Bronicki ("EMPLOYEE");

                              W I T N E S S E T H :
                               - - - - - - - - - -

WHEREAS, Employee has been employed by Ormat Industries Ltd. ("OIL"), Employer's parent company, as a key officer and is the chairman of the board of directors of OIL; and

WHEREAS, OIL has undergone a process of reorganization whereby certain parts of its business have been transferred to its indirect subsidiary, Ormat Systems
Ltd., a fully owned subsidiary of Employer ("OSL"); and

WHEREAS, Employer wishes to retain the services of Employee for the operation of its businesses in general and of OSL in particular; and

WHEREAS, Employer desires to employ Employee upon the terms and conditions set forth herein; and

WHEREAS, Employee is willing to be employed by Employer upon the terms and conditions set forth herein;

                               A G R E E M E N T S

NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1.     EMPLOYMENT. Employer will employ Employee, and Employee will accept employment by Employer, as its Chief Technology Officer ("CTO"). Employer
       may direct Employee to perform services through OSL in which event
       Employee shall also serve as the CTO of OSL or such other managerial position in OSL as may be agreed upon. Employee will perform the duties assigned to him from time to time by the Employer for services for the
       Employer and any corporation controlling, controlled by, or under common control with the Employer (together: "AFFILIATES") and for any business ventures in which Employer or its Affiliates may participate. The term
       "CONTROL" shall have the meaning set forth in the Securities Law, 1968.
       Employer acknowledges that OSL and OIL have entered into a services agreement, according to which OSL has undertook to provide OIL certain corporate, financial, secretarial and administrative services, including through the Employee.

       Employee's regular place of employment is at the facilities of OSL in
       Israel but it is agreed that Employee is required to perform frequent business trips in and out of Israel. Should Employee permanently relocate abroad, whether he be employed by Employer or by an Affiliate thereof (in which event this Agreement shall be assigned to such Affiliate), this
       Agreement shall automatically be modified as appropriate to reflect the jurisdiction in which Employee is to be employed and as customary in employment agreements which are subject to the same applicable law of executive officers employed by Employer or the Affiliate;

                                      -2-

       provided however, Employee's cost of employment due to such relocation
       (excluding tax and other compulsory payments applicable under law) shall not be greater than his cost of employment hereunder.

       As a managerial employee, Employee is expected to render work in accordance with the requirements and demands of his executive position and will not be entitled to any pay for working overtime (including working beyond eight (8) hours a day, or during weekends, holidays, etc.). Nor will the Law of Hours of Working and Resting, 1951 apply to the Employee.

       Employee will be required to follow (a) all work and administrative rules
       (including procedures for travel expenses reimbursement) of Employer as in current use and as may be amended from time to time; and (b) all national or local law, ordinance or regulation of the country in which
       Employee's work is performed.

2.     ATTENTION AND EFFORT. Employee will devote his full time, ability, attention and effort to the business of Employer and its Affiliates, and will skillfully serve their interests during the term of this Agreement.
       It is hereby agreed that the Employee may devote part of his time to other occupations including (i) civic, charitable and other philanthropic activities (ii) caring for his personal investments (iii) serving on the board of directors of corporations in which Employer or any of its
       Affiliates is invested and (iv) such other occupations as are expressly approved by the Employer.

3.     TERM. The employment of the Employee hereunder shall commence on the date hereof and continue for a 4 years period through June 30, 2008, at which time it will automatically extend for an additional period of 4 years,
       i.e., until June 30, 2012.

4.     COMPENSATION AND BENEFITS. During the term of this Agreement, the
       Employer agrees to pay and/or cause OSL to pay to Employee (and to guarantee OSL's obligations hereunder), and Employee agrees to accept, in exchange for the services rendered hereunder by him, the following compensation and benefits:

          4.1   BASE SALARY. Employee's base salary shall be ten thousand three hundred and thirty three US Dollars ($10,333) per month before all customary payroll deductions payable in accordance with the
                Employer's customary payroll procedures. The base salary will be paid with respect to each month, not later than the 9th of the following calendar month. The base salary will be paid in US
                Dollars or in NIS, at the Employee's choice, and if paid in NIS, will be calculated in accordance with the representative rate of exchange of the US Dollar as last published by the Bank of
                Israel before the date of payment (the "REPRESENTATIVE RATE").
                In any event, the representative rate of exchange shall not be lower than the Representative Rate on the date of this
                Agreement.

          4.2   BONUS. Employer will pay Employee, and Employee will be entitled to receive from Employer, an annual bonus equal to (a) 0.75% of the Employer's annual consolidated profits (after tax) above
                $2,000,000 (two million US Dollars), to be paid by the Employer and (b) 0.75% of OIL's annual consolidated profits (after tax)
                after deducting Employer's annual consolidated profits (after tax), to be paid by OIL, but in any event no more than the sum equaling 6 times the annual base salary of Employee. Each part of the bonus will be paid within 45 days of approval of the respective Employer's and OIL's annual financial statements by the respective Board of Directors. Notwithstanding the above, the audit committee and/or the Board of Directors of OIL shall have the right, considering OIL's financial condition and/or its financial

                                      -3-

                results,, to reduce the bonus with respect to any particular year or to resolve that no such bonus shall be paid with respect to a particular year. This provision shall be deemed an
                agreement for the benefit of a third party (OIL), and will expire once OIL audit committee's approval and/or OIL board of director's approval is no longer required for employment
                agreements between Employer and Employee.

          4.3   BENEFITS. Employee shall be entitled to additional benefits as specified in APPENDIX 4.3 attached to this Agreement.

          4.4   NO OTHER PAYMENTS. This Agreement describes all payments,
                compensation and benefits to which Employee is entitled from
                Employer and its subsidiaries, and no other allowances or
                bonuses will be paid except as expressly approved by the Board of Directors of Employer, and any other approval required by applicable law.

5.   TERMINATION.

          5.1   Without derogating from the provisions of Section 3 above, each party may terminate this Agreement and the employment of
                Employee hereunder by providing the other party with a 180 days'
                written notice prior to the end of the respective term (the
                "Prior Notice Period"). Employer may relieve the Employee from the obligation to work during the Prior Notice Period, all or any part thereof, or terminate this Agreement prior to the termination of the Prior Notice Period, provided however that in any event, it will pay Employee all the salary, bonus (including on a pro-rata basis, if termination occurs in mid-year) and other compensation and benefits set forth in this Agreement for the entire Prior Notice Period. Notwithstanding the above, in the event of a Change of Control, as defined hereunder, Employee shall have the right, exercisable at any time during a period of
                180 days from the Change of Control becoming effective, to terminate the employment by a 90 days prior written notice.

          5.2   In the event of termination of this Agreement whether by
                Employer, whether by Employee (except under the circumstances described in section 5.4 hereunder), Employee (or the Employee's estate, as applicable) shall be entitled to assignment to
                Employee of ownership of his Executive Managers' Insurance
                Policy ("MANAGERS' INSURANCE POLICY") and monies accumulated therein, and payment of the difference, if any, between the sums accumulated in such Managers' Insurance Policy on account of the
                Employee's severance pay, and the amount of severance pay
                Employee is entitled to based on his last base salary multiplied by the number of years of his seniority with Employer as
                specified in section 5.5 hereunder.

          5.3   In any event, Employee shall be entitled to:

                 (i)   Payment of accrued vacation which remained unused on the
                       date of termination of this Agreement.

                 (ii)  The Employee's share in the Managers' Insurance Policy
                       (i.e., those funds which originate from deductions made
                       from Employee's base salary).

                 (iii) All monies accumulated in the Employee's Educational
                       Fund.

          5.4   Notwithstanding the above, in circumstances under which Employee is convicted of a criminal offence constituting an act of moral turpitude, Employer may terminate this Agreement immediately, without giving any prior written notice and with no other
                obligation, and Employee shall not be entitled to the benefits listed in sections 5.2 above, but will be entitled to the
                benefits listed in section 5.3 above.

          5.5   SENIORITY. Employee commenced employment with an Affiliate of
                Employer in 1966. Employee's seniority with Employer will be deemed to include Employee's period of

                                      -4-

                employment with Employer and any Affiliates, for all intents and purposes, including for rights depending on seniority, such as, but not limited to, severance pay, vacation and other matters.

6.   CHANGE IN CONTROL.

          6.1   DEFINITION OF "CHANGE IN CONTROL" AND "GOOD REASON". A "CHANGE
                IN CONTROL" shall be deemed to have occurred if:

                 (i)   any person (except a publicly traded depository trust
                       company or other similar nominees holding shares for
                       their public beneficial owners) holds or becomes the
                       holder (as that term is defined in the Securities Law,
                       1968) of 50% or more of the combined voting power of the
                       then outstanding voting securities entitled to vote
                       generally in the election of directors ("VOTING
                       SECURITIES") of Employer or of OIL, excluding, however,
                       if such holdings is the result of any of the following:
                       (a) any acquisition directly from the Employer or from
                       OIL, other than an acquisition by virtue of a public
                       offering or by virtue of the exercise of a conversion
                       privilege unless the security being so converted was
                       itself acquired directly from the Employer, or (b) any
                       acquisition by the Employer; or if

                 (ii)  more than 50% of the members of the Board of Directors of the Employer shall not be Continuing Directors, which
                       term, as used herein, means the directors of Employer (a)
                       who were members of the Board of Directors of Employer on
                       July 1, 2004 or (b) who subsequently became directors of
                       Employer and who were elected or designated to be
                       candidates for election as nominees for the Board of
                       Directors, or whose election or nomination for election
                       by Employer's stockholders was otherwise approved, by a
                       vote of 75% of the Continuing Directors then on the Board
                       of Directors but shall not include, in any event, any
                       individual whose initial assumption of office occurs as a
                       result of either an actual or threatened election contest
                       (as such terms are used in Rule 14(a)-11 of Regulation
                       14A promulgated under the US Securities Exchange Act) or
                       other actual or threatened solicitation of proxies or
                       consents by or on behalf of a person other than the Board
                       of Directors; or if

                 (iii) Employer shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all
                       of the business or assets of Employer shall be sold or
                       otherwise acquired by, another corporation or entity
                       unless, as a result thereof, (a) the stockholders of
                       Employer immediately prior thereto shall beneficially
                       own, directly or indirectly, at least 60% of the combined
                       Voting Securities of the surviving, resulting or
                       transferee corporation or entity (including, without
                       limitation, a corporation that as a result of such
                       transaction owns Employer or all or substantially all of
                       Employer's business or assets either directly or through
                       one or more subsidiaries) ("NEWCO") immediately
                       thereafter in substantially the same proportions as their
                       ownership immediately prior to such corporate
                       transaction, (b) no person holds, directly or indirectly,
                       50% or more of the Voting Securities of Newco immediately
                       after such corporate transaction except to the extent
                       that such ownership of Employer existed prior to such
                       corporate transaction and (c) more than 50% of the
                       members of the Board of Directors of Newco shall be
                       Continuing Directors; or if

                                      -5-

                 (iv)  the stockholders of the Employer or of OIL approve a complete liquidation or dissolution of Employer or of
                       OIL.

       "GOOD REASON" shall be deemed to have occurred only if Employee terminates employment for any of the following reasons:

                 (i)   a reduction by Employer in Employee's base salary as in
                       effect at the time of a Change in Control plus all
                       increases therein subsequent thereto, or a reduction in
                       the Employee's bonus as in effect at the time of Change
                       in Control plus all increases therein subsequent thereto,
                       or a change in the manner of computation of Employee's
                       annual bonus that is adverse to Employee;

                 (ii)  the assignment to Employee of any duties inconsistent with Employee's position, duties, responsibilities and
                       status with the Employer at the time of the Change in
                       Control, or any material reduction in Employee's
                       authority or responsibilities from those assigned at the
                       time of the Change in Control, or a change in the
                       Employee's title or offices as in effect at the time of
                       the Change in Control, or any removal of the Employee
                       from, or any failure to re-elect the Employee to, any of
                       such positions, except in connection with the termination
                       of the Employee's employment by the Employer, for reason
                       of the Employee's Disability or under the circumstances
                       described in section 5.4 above. "DISABILITY" shall mean
                       that the Employee has become physically or mentally
                       disabled, whether totally or partially, so that Employee
                       is prevented from performing the essential functions of
                       Employee's position for more than 90 consecutive days; or

                 (iii) the relocation of the Employee's office to a location more than 60 miles from its location at the time of a
                       Change in Control or the Employer requiring the Employee
                       to be based anywhere other than at such office, except
                       for required travel for Employer's business to an extent
                       substantially consistent with Employee's business travel
                       obligations at the time of a Change in Control.

       The Employee must provide a notice in writing to the Employer which shall set forth the specific "Good Reason" relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

6.2      COMPENSATION UPON CHANGE IN CONTROL.

                 (i)   If, within three years following a Change in Control, the
                       employment of the Employee is terminated by the Employer
                       other than for Disability or under circumstances
                       described in section 5.4 above or if, within 180 days
                       following a Change in Control, Employee terminates the
                       employment pursuant to section 5.1 above or if the
                       Employee terminates his employment for Good Reason (all
                       subject to section 5 above), then Employer shall pay to
                       the Employee as a lump sum on the fifth business day
                       following his last day worked the amounts in clauses (a)
                       through (d) below:

                                      -6-

                    (a)  the Employee's full unpaid base salary accrued through the date of termination of this Agreement;

                    (b)  in lieu of any further salary payments for periods
                         subsequent to the date of termination of this
                         Agreement, payment of the Employee's monthly base
                         salary at the time of the Change in Control plus any
                         increases therein multiplied by 24;

                    (c)  in lieu of any future annual bonus payments (except as provided in clause (d) below) the average of the annual
                         bonus paid to the Employee for the two years
                         immediately preceding the Change in Control multiplied
                         by two; and

                    (d)  a portion of the annual bonus for the year in which the termination of employment occurs, paid within 45 days
                         after approval of the consolidated audited financial
                         statements for that year by Employer's Board of
                         Directors and by OIL's Board of Directors, with the
                         amount thereof multiplied by a fraction, the numerator
                         of which is the number of days in the year through the
                         date of termination of employment and the denominator
                         of which is 365, and any unpaid annual bonus for any
                         completed year.

              (ii)  If, within three years following a Change in Control, the
                    Employer shall terminate the Employee's employment (other
                    than for Disability or under circumstances described in
                    section 5.4 above), or if, within 180 days following a
                    Change in Control, Employee terminates the employment
                    pursuant to section 5.1 above or if the Employee terminates his employment for Good Reason, the Employer shall maintain in full force and effect, for the Employee's continued
                    benefit for a two year period after his last day worked, or until Employee obtains new employment, whichever is earlier, all employee health, accident, life insurance, disability
                    and other employee welfare benefit plans, programs or
                    arrangements (including pension accruals and loss of work
                    capacity insurance payments to Employee's Managers'
                    Insurance Policy) in which Employee was participating
                    immediately prior to the date of the Change in Control plus all improvements therein subsequent thereto, provided that the continued participation of the Employee is not
                    prohibited under the terms and provisions of such plans,
                    programs and arrangements. In the event that the Employee's participation in any such plan, program or arrangement is
                    prohibited, the Employer shall arrange to provide the
                    Employee with benefits substantially similar to those that the Employee would have been entitled to receive under such plan, program or arrangement if he had remained a
                    participant for such additional period.

              (iii) In the event the employment of the Employee is terminated by
                    Employer other than for Disability and other than under
                    circumstances described in section 5.4 above, and a Change in Control occurs within six months thereafter, the Employee shall then be entitled to compensation under this Section
                    6.2 reduced by any compensation previously received under
                    Section 5.1.

                                      -7-

7.     NON-COMPETITION AND NON-SOLICITATION.

       7.1    APPLICABILITY. This paragraph 7 shall survive the termination of
              Employee's employment with Employer except that Sections 7.2 and
              7.3 shall terminate and be of no effect if Employee terminates his employment subsequent to a Change in Control for Good Reason or if
              Employment is terminated by Employer except (i) under
              circumstances described in section 5.4 above or (ii) due to a material violation of this Agreement by Employee.

       7.2    SCOPE OF NON-COMPETITION. Employee agrees that he will not, directly or indirectly, during his employment and for a period of one year from the date on which his employment with Employer terminates, be employed by, consult with or otherwise perform services for, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any Competitor (as hereinafter defined) unless released from such obligation in writing by
              Employer. A "COMPETITOR" shall include any entity which competes with Employer in the geothermal and waste heat field (and
              industries set forth in an addendum to this Agreement, from time to time) worldwide, or any entity which is developing energy products or services that will be in competition with the energy products or services of Employer. Employee shall be deemed to be connected with a Competitor if such Competitor is (a) a
              partnership in which he is a general or limited partner or employee, (b) a corporation or association in which he is a shareholder, officer, employee or director, or (c) if Employee is a member, consultant or agent of such Competitor; provided, however, that nothing herein shall prevent the purchase or ownership by Employee of shares which constitute less than five percent of the outstanding equity securities of a publicly or privately held entity, if Employee has no other relationship with such entity.

       7.3    SCOPE OF NON-SOLICITATION. Employee shall not intentionally, directly or indirectly, solicit, influence or entice, or attempt to solicit, influence or entice, any employee or consultant of
              Employer to cease his relationship with Employer or solicit, influence, entice or in any way divert any customer, distributor, partner, joint venturer or supplier for Employer to do business or in any way become associated with any Competitor to the detriment of Employer. This Section 7.3 shall apply during the time period described in Section 7.2 hereof.

       7.4    NONDISCLOSURE: RETURN OF MATERIALS. During the term of his employment by Employer and following termination of such
              employment, Employee will not disclose (except as required by his duties to Employer), any Confidential Information (as defined below) to any third party. All documents, procedural manuals, guides, specifications, plans, drawings, designs, computer programs and similar materials, lists of present, past or future customers, customer proposals, invitations to submit proposals, price lists and data relating to pricing of Employer's products and services, records, notebooks and similar repositories of or containing any Confidential Information (including all copies thereof) coming into Employee's possession or control by reason of
              Employee's employment by Employer, whether prepared by Employee or others; (i) are the property of the Employer, (ii) will not be used by Employee intentionally in any way adverse to Employer,
              (iii) will not be removed from Employer's premises or photocopied
              (except as Employee's employment by Employer shall require) and
              (iv) at the termination of Employee's employment, will be left with, or forthwith returned to, Employer.

                                      -8-

       As used in this Agreement, "CONFIDENTIAL INFORMATION" shall mean secret or proprietary information of whatever kind or nature disclosed to
       Employee or becoming known to Employee (whether or not invented, discovered or developed by Employee), at any time during Employee's employment by Employer or his previous employment by Employer's
       Affiliates as a consequence or through such employment. Such secret or proprietary information shall include information relating to design, manufacture, application, know-how, research and development relating to
       Employer's present, past or prospective products, sources of supplies and materials, operating and other cost data, lists of present customers, customer proposals, price lists and data relating to pricing of
       Employer's products or services. Such secret or proprietary information shall specifically include, without limitation all information contained in Employer's manuals, memoranda, formulae, plans, drawings and designs, specifications, data supply sources, computer programs and records, legends or otherwise identified by Employer as confidential information.

       Confidential Information shall not, however, include information which is now or hereafter becomes generally known or available in the industry or to the public through no act on the part of Employee, is received by
       Employee from another person that is (to Employee's knowledge) free to disclose the same without restriction, or is independently developed by a third party who (to Employee's knowledge) has had no access to that or similar Confidential Information as disclosed pursuant to this Agreement.

       Employee's obligations under this Section 7.4 shall terminate three (3)
       years after the termination of Employee's employment.

7.5      RIGHTS TO INVENTIONS.

              (i)   The know-how, Inventions (as defined below) and such other data that will be developed during Employee's employment,
                    and all modifications thereof even if made after termination of Employee's employment, shall belong to Employer, and
                    Employer will be the sole and exclusive owner of any and all right pertaining thereto.

              (ii)  Employee shall keep signed, witnessed and dated records of any and all ideas, inventions, improvements and discoveries
                    (whether or not patentable), made, conceived or first
                    reduced to practice by Employee in the course of his
                    employment under this Agreement, together with all
                    supporting evidence such as notes, sketches, drawings,
                    models and data pertaining thereto.. Employee shall promptly make full disclosure to Employer of any Inventions or
                    modifications thereof. At the time of this Agreement,
                    Employee has not been issued any patents for any device,
                    process, design or invention of any kind which may be used by or needed by Employer in connection with Employer's
                    activities, services, and product and which he has not
                    assigned to Employer and duly recorded in the United States
                    Patent Office. Employee agrees that all inventions developed by Employee while he was employed by Employer and prior to the date of this Agreement while he was employed by
                    Employer's Affiliates are the property of Employer and
                    subject to the terms of this paragraph 7.5.

                                      -9-

              (ii)  Employer will have the right to submit patent applications based on such inventions. Such patents will identify the
                    original inventors, as required by patent law in the United
                    States, and also in other countries, even if not required by law.

                    Employee shall, at Employer's expense, promptly execute
                    formal applications for patents and also do all other acts and things (including, among other, executing and delivering instruments of further assignments, registration, assurance or confirmation) deemed by Employer necessary or desirable at any time or times in order to effect the full assignment to Employer of Employee's rights, title, and interest to
                    such Inventions and/or modifications, without payment
                    therefore and without further compensation beyond Employee's agreed compensation for employment. The absence of a request by Employer for information, or for the making of an oath, or for the execution of any document, shall in no way be
                    construed to constitute a waiver of the rights of Employer.

                    Should Employer determine that it has no intent to make a
                    patent application for an Invention, and that it has no
                    reason to keep such inventions confidential, Employee will have the right, after receiving Employer's approval in
                    writing, to pursue patent application at its own risk and
                    expense. It is expressly understood that Employer may
                    withhold such approval as it deems necessary at its sole
                    discretion.

              (iii) As used in this Agreement, "INVENTIONS" shall mean those discoveries, developments, inventions and works of
                    authorship, whether or not patentable, relating to
                    Employer's present, past or prospective activities, services and products, which activities, services and products are
                    known by Employee at any time during Employee's employment by Employer as a consequence of such employment, including any patents, models, trade secrets, trademarks, service
                    marks, copyrightable subject matter and any copyrights
                    therein, proprietary information, design of a useful article
                    (whether the design is ornamental or otherwise), computer
                    programs and related documentation, and other writings,
                    code, algorithms and information and related documentation and materials which the Employee has made, written or
                    conceived or may make, write or conceive, during Employee's employment by Employer, either solely or jointly with
                    others, and either on or off Employer's premises (a) while providing services to Employer, or (b) with the use of time, materials or facilities of Employer, or (c) relating to any
                    Employer's product, service or activity of which Employee
                    has knowledge, or (d) suggested by or resulting from any
                    work performed by or for Employer. Such term shall not be
                    limited to the meaning of "invention" under the United
                    States patent laws.

7.6    EQUITABLE RELIEF. Employee acknowledges that the provisions of this paragraph 7 are essential to Employer, that Employer would not enter into this Agreement if it did not include this paragraph 7 and that losses sustained by Employer as a result of a breach of this paragraph 7 cannot be adequately remedied by damages, and Employee agrees

                                      -10-

       that Employer, notwithstanding any other provision of this Agreement, and in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief, without the necessity for posting a bond, to prevent or curtail any breach of any provision of this Agreement, including, without limitation, this paragraph 7.

       7.7    DEFINITION OF EMPLOYER. For purposes of Sections 7.2 and 7.3 hereof, "EMPLOYER" shall include all Affiliates of Employer, and any business ventures in which Employer or its Affiliates may participate.

8.     SEVERABILITY. To the extent any provision of this Agreement shall be invalid, illegal or unenforceable in any respect, it shall be considered deleted herefrom, and the remainder of such provision and of this
       Agreement shall be construed as if such invalid, illegal or unenforceable provision (or portion thereof) had never been contained herein. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.

9.     FORM OF NOTICE. All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the addresses set forth below;

       If to Employee:                                   Lucien Bronicki
                                                         5 Brosh Street
                                                         Yavne, Israel

       If to Employer:                                   Ormat Technologies Inc.
                                                         980 Greg Street
                                                         Sparks, Nevada  89431
                                                         USA

       If notice is mailed, such notice shall be effective after 10 days of mailing; if notice is personally delivered, it shall be effective upon receipt; and if sent by electronic facsimile transmission, it shall be effective on the following business day.

10.    WAIVERS. No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

11.    AMENDMENTS IN WRITING. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Employee.

12.    APPLICABLE LAW. Subject to Section 1 hereof, this Agreement shall be in all respects, including all matters of construction, validity and performance, be governed by, construed and enforced in accordance with, the laws of the State of Israel, without regard to any rules governing conflicts of laws.

                                      -11-

13.    MITIGATION. The Employee shall not be required to mitigate the amount of any payment made after termination of employment by seeking other employment or otherwise, nor shall the amount of any such payment by the
       Employer be reduced by any compensation earned by the Employee as the result of employment by another employer after termination of employment or by any other compensation except as provided in Section 6.2(ii).

14.    SUCCESSORS. The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or a majority of the business or assets of the Employer, by agreement in form and substance reasonably satisfactory to the Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation under Section 6.2 in the same amount and on the same terms as the
       Employee would have been entitled to hereunder if the Employee had given a notice of termination for Good Reason as of the day immediately before such succession became effective and had specified that day in his notice. As used in this Agreement, "EMPLOYER" shall mean the Employer as defined in the first sentence of this Agreement and any successor to all or substantially all its business or assets or which otherwise becomes bound by all the terms and provisions of this Agreement, whether by the terms hereof, by operation of law or otherwise. This Agreement shall inure to the benefit of and be enforceable by the Employee and his personal or legal representatives and successors in interest under this
       Agreement.

15.    HEADINGS. All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

16.    ENTIRE AGREEMENT. This Agreement on and as of the date hereof constitutes the entire Agreement between Employer (and/or Affiliates) and Employee with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Employer (and/or Affiliates) and Employee with respect to such subject matter are hereby superseded and nullified in their entireties.

                            [signature page follows]

                                      -12-

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                                         EMPLOYEE:

                                         -----------------------------

                                         EMPLOYER:

                                         BY:__________________________
                                         TITLE:_______________________

I, Ormat Systems Ltd., hereby give my consent to the provisions of section 4 of the above employment agreement:

-----------------------
Ormat Systems Ltd.

                                      -13-

                             APPENDIX 4.3 - BENEFITS
                             -----------------------

1.     VACATIONS:

          1.1   30 days fully paid annual vacation. The annual vacation days may be accrued unlimitedly.

          1.2   10 Recovery days ("Dmei Havra'ah") each year, to be paid in accordance with the customary rate in OSL.

          1.3   90 days of fully paid sickness leave each year. Provided
                however, the Employee shall not be entitled to his base salary during such sickness leave, if and to the extent he is entitled to payments under a Loss of Working Capacity Insurance Policy.
                The days of sickness leave may be accrued with no limitation
                (subject to Employer's rights hereunder) but they may not, in any event, be redeemed or cashed by Employee.

2.     VEHICLE:

          2.1   Employer shall provide Employee with an executive automobile of licensing group 6, which shall be new or not more than 3 years old, of a make and model acceptable to Employee and Employer, as well as a mobile phone.

          2.2   Employer shall bear all costs involved in the use and
                maintenance of the automobile and the mobile phone, except the grossing up of taxes imposed on Employee as a result of such benefits, and except traffic or parking fines.

3.     EXECUTIVE MANAGERS' INSURANCE POLICY AND SEVERANCE PAY: Employer shall insure Employee under Pension Insurance Plans ("the plans") chosen by the
       Employee, as follows:

          3.1   Employer shall pay to the plans an amount equal to 13.33% of the
                Employee's base salary (8.33% towards severance pay and 5%
                towards pension pay). Upon any increase in Employee's base salary, Employer shall pay the plans such amounts as required for the sums accumulated under the Policy, on account of the
                Employee's severance pay, to equal at all times the amount of severance pay Employee is entitled to based on his last salary and his seniority with the Ormat Group (as determined in section
                5.5 to the Agreement).

          3.2   In addition, Employer shall deduct 5% from Employee's base salary and transfer such amount to the plans (towards pension pay).

4.     EDUCATIONAL FUND ("KEREN HISHTALMUT"): Employer shall pay to an
       Educational Fund chosen by Employee up to an amount equal to 7.5% of
       Employee's base salary (but in any event no more than the salary limit exempt from tax under current tax law), as well as deduct up to 2.5% from
       Employee's base salary (but in any event no more than the salary limit exempt from tax under current tax law) and transfer such amount to the
       Fund.

5.     REIMBURSEMENT OF EXPENSES: Employee shall be entitled to reimbursement for reasonable out-of-pocket expenses incurred by Employee in connection with his employment with Employer, including for travel, professional literature, hosting, newspapers, etc. The reimbursement shall be effected against the presentation of proper invoices. In addition, Employee shall be entitled to reimbursement of his home telephone expenses, including the grossing up of the taxes imposed on such benefit.

6.     OTHER: other benefits customary to all employees of the Ormat Group, such as dental insurance, annual medical check ups etc..